EXHIBIT 99.1
Pall Corporation Audit Committee Completes Inquiry into Tax Matter
     EAST HILLS, N.Y. (January 29, 2008) — Pall Corporation (NYSE: PLL) today reported that the Audit Committee of its Board of Directors, with the assistance of independent counsel, has completed its inquiry with respect to Pall’s previously announced understatement of its U.S. federal income tax payments and of its provision for income taxes.
     As previously announced, Pall concluded that its annual and quarterly financial statements for the fiscal years 1999 through 2006 and for each of the fiscal quarters ended October 31, 2006, January 31, 2007, and April 30, 2007 should no longer be relied upon and that a restatement of some or all of those financial statements will be required. This conclusion resulted from the Company’s previously announced understatement of U.S. federal income tax payments and of its provision for income taxes relating to the taxation of certain intercompany balances. In particular, the Company discovered intercompany balances that resulted mainly from sales of products by a branch of Pall Netherlands BV, a Dutch company, for substantially all of the period in question, to Medsep Corporation, a Delaware company. The accrual of these intercompany balances began in fiscal 1999 and continued through management’s discovery of this matter in the fourth quarter of fiscal 2007 and gave rise to deemed dividend income to the Company under Section 956 of the Internal Revenue Code, which was not properly taken into account in its U.S. federal income tax returns and provision for income taxes for the relevant periods.
     On January 25, 2008, Pall terminated the employment of four employees who previously had been placed on administrative leave. These employees had principal responsibility for tax and treasury matters during substantially all of the period under review. None of them was at any time an officer of Pall Corporation.
     Management has not determined the impact of this matter on Pall’s financial statements for any affected period, and expects that the impact will vary from period to period depending on the size of the intercompany balances at the end of the affected fiscal quarters, among other factors. The amount of the Company’s tax liability will include the amount of taxes that would have been due with respect to any deemed dividend income in each period, interest on overdue amounts of taxes payable and penalties that may be assessed by the Internal Revenue Service on the eventual resolution of this matter. As previously reported, Pall believes that taxes payable with respect to the intercompany balances described above could be in excess of $130 million, exclusive of interest and penalties. In September 2007, Pall deposited $135 million with the Internal Revenue Service, virtually all of which relates to this matter, excluding penalties (which may be material). Pall cannot predict when it will reach a final resolution of its tax liability with the Internal Revenue Service. The Company also believes that, as a result of these circumstances, it may have one or more material weaknesses in its internal control over financial reporting.
     In addition to the pending audit of this matter by the Internal Revenue Service, the SEC and the United States Attorney’s Office also are conducting inquiries into this matter, which could also result in fines, penalties or other relief. Pall is cooperating with these inquiries. The Company, its directors and certain of its officers are also subject to pending civil actions, which allege (among other matters) violations of the U.S. securities laws and breaches of fiduciary duties.
     Because Pall has not yet determined the impact of this matter on its financial statements for the affected periods, it cannot predict when its pending restatement will be completed or the impact on its provision for income taxes in any such period. Eric Krasnoff, Chairman and CEO, stated, “As we continue to cooperate with the authorities, we also remain focused on completing our restatement as soon as practicable.”
About Pall Corporation
Pall Corporation is the global leader in the expanding field of filtration, separation and purification. Pall is organized into two businesses: Industrial and Life Sciences. These businesses provide leading-edge products to meet the demanding needs of customers in energy, electronics, biotechnology, pharmaceutical, transfusion medicine, water purification, aerospace, transportation and broad industrial markets. Pall’s headquarters are in East Hills, New York with extensive operations throughout the world. For more information visit Pall at http://www.pall.com .
Forward-Looking Statements
On August 2, 2007, the Company disclosed in a Current Report on Form 8-K that its previously issued financial statements for each of the eight fiscal years in the period ended July 31, 2006 and for each of the fiscal quarters ended October 31, 2006, January 31, 2007 and April 30, 2007 should no longer be relied upon and that a restatement of some or all of those financial statements will be required due to the matters described in this press release. The Company cannot predict the impact of the restatement on its financial statements. Such restatement may affect other disclosures in the Company’s SEC filings, including information appearing under the headings “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” in such filings, disclosures with respect to the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting and disclosures about other factors that may affect its results of operations, financial condition and prospects.
     Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, including the matters discussed above, all of which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, events or developments are forward-looking statements. Such risks and uncertainties also include, but are not limited to changes in product mix and product pricing particularly as we expand our systems business in which we experience significantly longer sales cycles and less predictable revenue with no certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs including energy and raw materials; the Company’s ability to achieve the savings anticipated from cost reduction and margin improvement initiatives including the timing of completion of the facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval and market acceptance of new technologies; changes in business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; successful completion or integration of acquisitions; domestic and international competition in the Company’s global markets; risks arising from potential material weaknesses in our control environment; potential adverse effects to our financial condition, results of operations or prospects as a result of our planned restatement of certain prior period financial statements; our ability to implement an effective remediation plan to address the matters underlying the restatement; risks associated with our inability to satisfy covenants under our syndicated credit facility or to obtain additional waivers of compliance with those covenants or waivers of defaults under our debt and other agreements if we are unable to complete our restatement as required by waivers we have obtained that are currently effective; potential adverse effects if we are required to recognize adverse tax- or accounting-related developments other than those previously disclosed; risks relating to litigation or regulatory inquiries or actions (such as the delisting of our common stock) associated with the restatement of prior period financial statements, our ability to complete our restatement in a timely fashion; and global and regional economic conditions and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.
Contact:
Pall Corporation
Patricia Iannucci, 516-801-9848
V.P. Investor Relations & Corporate Communications
piannucci@pall.com

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